Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-126381), filed on July 5, 2005, pertaining to the eLong, Inc. Stock Option Plan dated April 18, 2001 and the eLong, Inc. Stock and Annual Incentive Plan dated July 23, 2004;

(2)	Registration Statement (Form S-8 No. 333-166722), filed on May 11, 2010, pertaining to the eLong, Inc. 2009 Share and Annual Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-175225), filed on June 29, 2011, pertaining to the eLong, Inc. 2009 Share and Annual Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-180962), filed on April 26, 2012, pertaining to the eLong, Inc. 2009 Share and Annual Incentive Plan; and

(5)	Registration Statement (Form S-8 No. 333-194901), filed on March 31, 2014, pertaining to the eLong, Inc. 2009 Share and Annual Incentive Plan; and

of our reports dated March 13, 2015, with respect to the consolidated financial statements of eLong, Inc. and the effectiveness of internal control over financial reporting of eLong, Inc. included in this Annual Report (Form 20-F) of eLong, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

March 13, 2015